Subscription Agreement

Investment by Quicksilver Limited in
EESTech Inc.

Dated as of 20th May 2008

EESTech Inc. (the "Company")

Quicksilver Limited (the "Subscriber")

Contents

Details

Parties		Subscriber and Company
Subscriber	Name	**Quicksilver Limited** (the "**Subscriber**")
	Place of incorporation	British Virgin Islands
	Address	c/o Suite 908, Hutchison House, Central, Hong Kong
	Fax	+852 2845 2995
	Attention	Company Secretary
Company	Name	**EESTech Inc.,** (the "**Company**")
	Place of incorporation	Delaware, United States of America
	Address	447 Upper Edward Street, Brisbane Queensland 4000 Australia
	Fax	+61 7 3832 1336
	Attention	Company Secretary
Recital	Subject to the terms and conditions of this Agreement, the Subscriber desires to subscribe for and purchase, and the Company desires to issue and sell to the Subscriber, certain shares of the Company's common stock, par value $0.001 per share. The Company is offering an aggregate of 380,000 shares of Common Stock in a private placement to the Subscriber at a purchase price of $0.82 per share and on the other terms and conditions contained in this Agreement.	
Date of agreement	See signing page	

General terms

1 Interpretation

1.1 Definitions

These meanings apply unless the contrary intention appears:

Authorised Officer means a person appointed by a party to act as an Authorised Officer for the purposes of this agreement.

Business Day means a day not being a Saturday, Sunday or public holiday in Brisbane Australia and Hong Kong.

Completion means the completion of the issue and allotment of the Shares in accordance with this agreement and **Complete** has a corresponding meaning.

Confidential Information means all confidential, non-public or proprietary information regardless of how the information is stored or delivered, exchanged between the parties before, on or after the date of this agreement relating to the business, technology financial or other affairs of the party who provides the information including the shareholders, but excludes information which:

(a) is in or becomes part of the public domain other than through a breach of this agreement or an obligation of confidence owed to the party to whom the information belongs;

(b) the recipient of the information can prove was already known to it at the time of disclosure by the party to whom the information belongs (unless such knowledge arose from disclosure of information in breach of an obligation of confidentiality); or

(c) the recipient acquires from a source other than the party to whom the information belongs where such source is entitled to disclose it.

Encumbrance means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, claim, title retention, any right, interest or preference granted to any third party or any other encumbrance or security interest of any kind.

Intellectual Property means patents, know-how, trade marks, service marks, designs, design rights, copyrights, database rights, utility models, logos, trade secrets, confidential processes and information, inventions, discoveries and improvements, trading and business names, rights in internet domain names, moral rights, get-up, other intellectual property rights (in each case whether registered or not and including application for registration thereof) and all rights or forms of protection of a similar or analogous nature or having equivalent or similar effect or any other matters which may subsist in any part of the world.

Shares means that number of fully paid common stock in the capital of the Company issued in accordance with clauses 2 and 3.2.

1.2 References to certain general terms

Unless the contrary intention appears, a reference in this agreement to:

(a) **(calculation of time)** a period of time dating from a given day or the day of an act or event, is to be calculated exclusive of that day;

(b) **(reference to a day)** a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(c) **(time of day)** time is a reference to Brisbane, Australia time; and

(d) **(US dollars)** US dollars, dollars, US$ or USD is a reference to the lawful currency of the United States of America.

1.3 Next Business Day

If an event must occur on a stipulated day which is not a Business Day then the stipulated day will be taken to be the next Business Day.

2 Subscription Shares

The Company agrees to issue and allot and the Subscriber agrees to subscribe for the Shares on the terms and conditions of this agreement.

3 Price and Number of Shares

3.1 Price

The price payable for the Shares is US$476,592.

3.2 Number of Shares

The number of Shares to be issued on Completion is 581,210 shares.

3.3 Restricted Securities

(a) All shares issued by the Company to the Subscriber under this agreement will be issued pursuant to section 4(2) of the US Securities Act of 1933 (the "Act) as a transaction not involving a public offering ("Restricted Shares").

(b) The Subscriber acknowledges that the Restricted Shares must be held unless subsequently registered under the Act or unless an exemption from such registration is available. The Subscriber acknowledges that it is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of securities issued in an exempt transaction subject to the satisfaction of certain conditions stated in the Rule.

4 Completion

4.1 Completion

(a) Completion will take place two Business Days after the execution of this agreement, at 447 Upper Edward Street, Spring Hill, Queensland at a

mutually agreeable time (and no later than 5.00pm) or at any other time and place agreed by the parties.

(b) At Completion, the Subscriber agrees to:

(i) deliver to the Company an application for the Shares, duly completed and executed by the Subscriber, in the form set out in schedule 1 to this agreement; and

(ii) pay the Company the price payable under clause 3.1 for the Shares, in immediately available and clear funds.

(c) At Completion, the Company agrees to:

(iii) issue the Shares to the Subscriber; and

(ii) enter the name of the Subscriber in the register of members for the Shares; and

(iii) authorise its stock transfer agent to issue the Subscriber with a share certificate for the Shares (and once issued, promptly deliver the certificate to the Subscriber).

(d) In respect of Completion:

(iv) the obligations of the parties under this agreement are interdependent; and

(v) all actions required to be performed will be taken to have occurred simultaneously on Completion.

4.2 Method of Payment

The payments referred to in this clause 4 must be made by wire transfer to the bank account as follows:

Bank:	Commonwealth Bank
Branch:	240 Queen Street, Brisbane, Queensland, Australia, 4000
Account Name:	EESTech Australia Pty Ltd
BSB:	064000
Account #:	11080686
Swift:	CTBAAU2S

5 Warranties

5.1 Subscriber's representations and warranties

The Subscriber represents and warrants (each warranty being separate and independent) that on the date of this agreement and on Completion:

(a) it has the power to enter into and perform this agreement and has obtained any necessary consents and authorisations to enable it to do so;

(b) the entry into and performance of this agreement by it does not constitute a breach of any obligation (including any statutory, contractual or fiduciary duty obligation) or default under any agreement or undertaking by which it is bound; and

(c) this agreement constitutes valid and binding obligations upon it enforceable in accordance with its terms by appropriate legal remedy;

5.2 Company's Representations and Warranties

The Company represents and warrants (each warranty being separate and independent) that on the date of this agreement and on Completion:

Capacity

(a) it has the power to enter into and perform this agreement and has obtained any necessary consents and authorisations to enable it to do so;

(b) the entry into and performance of this agreement by it does not constitute a breach of any obligation (including any statutory, contractual or fiduciary duty obligation) or default under any agreement or undertaking by which it is bound;

Validity

(c) this agreement constitutes valid and binding obligations upon it enforceable in accordance with its terms by appropriate legal remedy; and

Shares

(d) the Shares will not be subject to any Encumbrance and issued fully paid, and upon issue will be exempt from registration under the Act and available for re-sale subject only to a six (6) month holding period and the restrictions in Rule 144(c) of the Act;

Accounts

(e) the financial statements of the Company filed with the Securities and Exchange Commission were prepared in accordance with all applicable laws and US GAAP and show a true and fair view of the Company's assets, liabilities and state of affairs as at their date of preparation;

Filings

(f) all information filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") complied with, as of the date when so filed, in all material respects with the Exchange Act and the applicable rules and regulations promulgated in connection therewith and was true, accurate and not misleading at the time it was filed, and the Company has filed all information with the Securities and Exchange Commission that it is required to file;

Information

(g) all written information supplied by the Company, or on the Company's behalf by its attorneys, to the Subscriber or the Subscriber's attorneys, was true, accurate and not misleading at the time it was supplied, and no material adverse changes have occurred in relation to the Company since the supply of such information which have not been notified to the Subscriber or its attorneys;

Sarbanes-Oxley Act of 2002

(h) there is, and has been, no material failure on the part of the Company or, to the Company's knowledge, any of the Company's directors or officers, in their respective capacities as such, to comply with any applicable

provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;

Litigation

(i) the Company is not engaged in any capacity in any litigation, arbitration, prosecution or other legal proceedings or in any proceedings or hearings before any statutory or governmental body, department, board or agency and no such matters are, so far as the Company is aware, threatened or pending; and

Intellectual Property

(j) all Intellectual Property used by the Company or its subsidiaries is either licensed to it pursuant to a legally valid and binding licence agreement or is owned by the Company free from any Encumbrance.

6 Company Covenants

6.1 **Reporting Obligations.** The Company will comply with its reporting obligations under all applicable securities laws and make full and complete disclosure of all material non-public information as required in accordance with applicable law and practice.

6.2 **Removal of Restrictions.** To enable the Subscriber to sell the Shares, the Company shall take all such steps as may be reasonably requested by the Subscriber to enable the Subscriber to effect a sale of the Shares on market (or otherwise) including obtaining promptly from the Company's legal counsel (at the Company's cost and expense) any legal opinion required in accordance with applicable law or custom to confirm the right to sell and / or to permit removal of any legend or other endorsement on the stock certificate(s) for such purpose and shall facilitate any necessary communications with the Company's stock agent for such purpose.

7 Confidentiality

7.1 **Confidentiality.** Each of the Parties agrees that it will keep confidential and will not disclose, divulge or use for any purpose any Confidential Information obtained from the other Party pursuant to the terms of this Agreement or any prior transaction or engagement between them or their affiliates provided however, that either the Company or the Subscriber may disclose Confidential Information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services but solely in connection with the transactions contemplated by this Agreement, or (b) as may otherwise be required by law, provided that such Party takes reasonable steps to minimize the extent of any such required disclosure. Subject to these terms, the Company will treat this Agreement, and the transactions contemplated hereby or related hereto, and the Subscriber's relationship as a stockholder of the Company as confidential, and will not issue disclose or otherwise provide any information regarding the Subscriber or this Agreement without the prior written consent of the Subscriber.

7.2 **Legally Compelled Disclosure.** In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose Confidential Information in contravention of the provisions of this Section 7.1, such Party (the "**Disclosing Party**") shall provide the other Parties hereto with prompt written notice of that fact and shall consult with the other Parties hereto regarding such disclosure. The Disclosing Party shall, to the extent possible and with the cooperation and reasonable efforts of

the other Parties, seek a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

8 Notices

8.1 Form

Unless expressly stated otherwise in this agreement, all notices, certificates, consents, approvals, waivers and other communications in connection with this agreement ("**Notices**") must be in writing, signed by the sender (if an individual) or an Authorised Officer of the sender and marked for the attention of the Company Secretary or, if the recipient has notified otherwise, then marked for attention in the last way notified.

8.2 Delivery

Notices must be:

(a) left at the address set out or referred to in the Details; or

(b) sent by prepaid ordinary post (airmail if appropriate) to the address set out or referred to in the Details; or

(c) sent by fax to the fax number set out or referred to in the Details; or

(d) given in any other way permitted by law.

However, if the intended recipient has notified a changed postal address or changed fax number, then the communication must be to that address or number.

8.3 When Effective

(a) Notices take effect from the time they are received unless a later time is specified.

(b) If sent by post, Notices are taken to be received three days after posting (or ten days after posting if sent to or from a place outside Australia).

(c) If sent by fax, Notices are taken to be received at the time shown in the transmission report as the time that the whole fax was sent.

9 Miscellaneous

9.1 **Survival.** The warranties, representations and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Completion, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Subscriber or the Company.

9.2 **Indemnity**. Without prejudice to any right or remedy hereunder or pursuant to applicable law (including, without limitation, to damages for breach of its obligations hereunder), the Company, as a separate and independent covenant, hereby agrees to indemnify and hold harmless the Subscriber and its successors and assigns (each, an "**Indemnifiable Loss**"), as the case may be, against any and all claims, demands, suits, actions, causes of actions, losses, costs,

damages, liabilities and expenses including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs (hereinafter collectively referred to as "damages") directly or indirectly incurred, resulting and/or arising out of any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by the Company in this agreement provided always that:

(i) any claim for indemnity arising in respect of any period during which restrictions attach to the Shares under Rule 144 shall be made not later than eighteen (18) months after the date of issue of the Shares;

(ii) no claim for indemnity may be made if the claim arises as a result of a change in applicable securities law or regulation after the date hereof;

(iii) no claim for indemnity may be made if the claim arises as a result of any wilful default or gross negligence of the Subscriber; and

(iv) liability of the Company to indemnity under this clause 9.2 shall be limited in the aggregate to US$311,500.

9.3 **Indemnification Procedures**. Each Person entitled to indemnification under this Section (an "**Indemnified Party**") shall give notice as promptly as reasonably practicable to each Party required to provide indemnification under this Section (an "**Indemnifying Party**") of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party.

9.4 **Governing Law.** This agreement shall be governed by and construed under the laws of the State of Delaware, without regard to principles of conflicts of law thereunder.

9.5 **Expenses**. All costs and expenses incurred by the Company and the Subscriber with respect to the negotiation, execution, delivery and performance of this agreement and the transactions contemplated hereby and thereby shall be born by the Party incurring them.

9.6 **Amendments and Waivers.** Any term of this agreement may be amended and the observance of any term of this agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Subscriber under this agreement.

9.7 **Successors and Assigns**. Except as otherwise provided herein, the terms and conditions of this agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties hereto whose rights or obligations hereunder are affected by such terms and conditions. This agreement, and the rights and obligations herein may be assigned by the Subscriber. Nothing in this agreement, express or implied, is intended to confer upon any Party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this agreement, except as expressly provided in this agreement.

9.8 **Severability.** If one or more provisions of this agreement are held to be unenforceable under applicable law, such provision shall be excluded from this agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.9 **Entire Agreement**. This agreement and the documents referred to herein, together with the Schedule hereto, constitute the entire agreement among the Parties and no Party shall be liable or bound to any other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein; provided however, that nothing in this agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the Parties hereto prior to the date of this agreement, all of which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

9.10 **Titles and Subtitles**. The titles and subtitles used in this agreement are used for convenience only and are not to be considered in construing or interpreting this agreement.

9.11 **Counterparts**. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

EXECUTED as an agreement

Subscription Agreement

Schedule 1 - Application for Shares

To: The Directors, EESTech Inc., 447 Upper Edward Street, Brisbane Queensland 4000 Australia

Quicksilver Limited of Suite 903, Hutchison House, Central, Hong Kong ("**the Subscriber**"):

(a) hereby apply for the issue of 581,210shares in the capital of the Company subject to the certificate of Incorporation and by-laws of the Company and the Subscription Agreement;

(b) agrees to pay the price upon Completion in accordance with the Subscription Agreement; and

(c) agrees to be bound by the constitution of the Company.

The Subscriber acknowledges and agrees that the shares will be issued subject to the terms and conditions in the Subscription Agreement.

Unless the context provides otherwise, capitalised terms not defined in this application have the meaning given in the Subscription Agreement.

Dated

Signed on behalf of **QUICKSILVER LIMITED**)
by its duly authorised representative)
in the presence of:)

....
Signature

....
Printed Name

....
Witness

....
Printed Name

Signing Page

DATED: as of 20th May 2008

SIGNED by **MURRAY BAILEY** as authorised representative for **EESTECH INC.**, in the presence of:	
.... Signature of witness	
ANDREW ROWLAND .... Name of witness (block letters)	.... By executing this agreement the signatory warrants that the signatory is duly authorised to execute this agreement on behalf of EESTECH INC.

SIGNED by **SIMON YUNG** as authorised representative for **QUICKSILVER LIMITED** in the presence of:	
.... Signature of witness	
NG, CHING .... Name of witness (block letters)	.... By executing this agreement the signatory warrants that the signatory is duly authorised to execute this agreement on behalf of QUICKSILVER LIMITED